UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2016 (September 12, 2016)

PDC Energy, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37419	95-2636730
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

Registrant’s telephone number, including area code: 303-860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Purchase Agreement

On September 12, 2016, PDC Energy, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC, as representative of certain initial purchasers (the “Initial Purchasers”), pursuant to which the Company agreed to issue and sell to the Initial Purchasers $400 million aggregate principal amount of the Company’s 6.125% Senior Notes due 2024 (the “Senior Notes”) in connection with a private offering of the Senior Notes.

The offering of the Senior Notes was made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. The Senior Notes were not registered under the Securities Act or the securities laws of any other jurisdiction.

In the Purchase Agreement, the Company made customary representations and warranties and agreed to indemnify the Initial Purchasers against various potential liabilities, including certain liabilities with respect to the Company’s offering memorandum relating to the Senior Notes. The closing of the sale of the Senior Notes occurred on September 15, 2016.

The description above does not purport to be complete and is qualified in its entirety by the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Registration Rights Agreement

In connection with the offering of the Senior Notes, the Company entered into a Registration Rights Agreement, dated September 15, 2016, by and between the Company and the J.P. Morgan Securities LLC as representative of the Initial Purchasers (the “Registration Rights Agreement”), which provides the holders of the Senior Notes certain rights relating to the registration of the Senior Notes under the Securities Act. Pursuant to the Registration Rights Agreement, the Company agreed to conduct a registered exchange offer for the Senior Notes and in certain circumstances to file and cause to become effective a shelf registration statement providing for the resale of the Senior Notes. If the Company fails to comply with certain obligations under the Registration Rights Agreement, it will be required to pay liquidated damages in the form of additional interest to holders of the Senior Notes.

The description above does not purport to be complete and is qualified in its entirety by the Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Indenture

In connection with the offering of the Senior Notes, the Company entered into the indenture described in Item 2.03 below. The information in Item 2.03 below is incorporated herein by reference. The description does not purport to be complete and is qualified in its entirety by the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.02    Termination of a Material Definitive Agreement

On September 15, 2016, the commitments were terminated with respect to the bridge facility under the Company’s commitment letter (the “Commitment Letter”) with JPMorgan Chase Bank, N.A., which was included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 24, 2016. The Commitment Letter contemplated, among other things, a senior unsecured bridge loan (the “bridge facility”) to the Company in an aggregate principal amount not to exceed $600 million, to be drawn, if at all, at the closing of the Company’s previously announced acquisition of two privately held companies managed by Kimmeridge Energy Management Company.  Pursuant to the terms of the Commitment Letter, commitments with respect to the bridge facility terminated when the Company received in excess of $600 million in proceeds from the consummation of its recently completed underwritten public offerings of common stock and convertible notes.

Item 2.03    Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Senior Notes were issued pursuant to an indenture entered into on September 15, 2016 (the “Indenture”) with U.S. Bank National Association, as trustee (the “Trustee”). The terms of the Senior Notes are governed by the Indenture, which contains covenants that, among other things, limit the Company’s ability to incur additional debt, pay dividends on or make other distributions on stock, purchase or redeem stock or subordinated indebtedness, make investments, create liens, enter into transactions with affiliates, sell assets and merge with or into other companies or transfer substantially all of its assets. The Indenture also contains customary events of default. Indebtedness under the Senior Notes may be accelerated in certain circumstances upon an event of default as set forth in the Indenture.

The Company will pay interest at a rate of 6.125% per annum on the Senior Notes on March 15 and September 15 of each year, beginning March 15, 2017. The Senior Notes will mature on September 15, 2024.

Item 3.03  Material Modification to Rights of Security Holders.

As discussed in Item 2.03, the Indenture contains limitations on the Company’s ability to pay dividends or make other distributions on its common stock.

Item 8.01    Other Events

On September 15, 2016, the Company issued a press release announcing that it has closed the offering of Senior Notes. A copy of the press release is furnished as Exhibit 99.1 hereto. The press release is neither an offer to sell nor the solicitation of an offer to buy the notes or any other securities. The notes were offered in the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States in reliance on Regulation S under the Securities Act. The notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2016

PDC Energy, Inc.

By:	/s/ Daniel W. Amidon
Daniel W. Amidon Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of September 15, 2016, by and between PDC Energy, Inc. and U.S. Bank Trust National Association, as Trustee, relating to the 6.125% Senior Notes due 2024.

10.1

Purchase Agreement, dated as of September 12, 2016, by and between PDC Energy, Inc. and J.P. Morgan Securities LLC, as representative of the initial purchasers named therein, relating to the 6.125% Senior Notes due 2024.

10.2

Registration Rights Agreement, dated as of September 15, 2016, by and between PDC Energy, Inc. and J.P. Morgan Securities LLC, as representative of the initial purchasers, relating to the 6.125% Senior Notes due 2024.

99.1	Press Release of PDC Energy, Inc. Regarding Closing of Offering of Senior Notes, dated as of September 15, 2016.